Exhibit 1.1

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020

CONFIDENTIAL

January 25, 2011

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado
Attention: Tom Stoner, CEO

Ladies and Gentlemen:

This letter agreement (the “Agreement”) will confirm our understanding that Lazard Capital Markets LLC (“LCM”) has been engaged to act as lead placement agent to Evergreen Energy Inc. (the “Company”) in connection with a proposed private placement (the “Placement”) to “qualified institutional buyers” as such term is defined in Rule 144A promulgated under the Securities Act of 1933, as amended (the “1933 Act”), and a limited number of institutional “accredited investors” as such term is defined in Regulation D promulgated under the 1933 Act of the Company or any affiliate’s securities, including warrants, options or other rights to purchase such securities (the “Securities”).  It is expressly acknowledged that the Company is engaged in individual negotiations with certain holders of the Company’s 8.00% Convertible Secured Notes due 2012 (the “2007 Notes”) regarding the potential settlement of the matters described in the Company’s Form 10-Q for the period ended September 30, 2010 as the “2007 Notes Litigation” (such negotiations, the “2007 Notes Negotiations”).  It is further expressly acknowledged that neither LCM (and its affiliates) nor any member of the Lazard Group (as defined below) will serve as a placement agent or provide financial advisory or investment banking services of any kind to the Company in connection with the 2007 Notes Negotiations.

1.	Placement Agent Services

In its capacity as placement agent, LCM will perform the following services as are requested by the Company and as it may deem necessary and appropriate in connection with the Placement:

a.	review the business and operations of the Company and its historical and projected financial condition;

Evergreen Energy Inc.
January 25, 2011

b.
assist the Company in the drafting,  preparation, and distribution of a management presentation and other related documentation (the “Offering Materials”) describing the Company, the Securities and the terms of the Placement;

c.	assist the Company in identifying and contacting prospective purchasers of the Securities;

d.	advise the Company as to the strategy and tactics of negotiations with prospective purchasers of the Securities and, if requested by the Company, participate in such negotiations;

e.	advise the Company as to the timing and structure of the Placement; and

f.	render such other financial advisory and investment banking services to the Company as may from time to time be agreed upon by LCM and the Company.

It is expressly acknowledged that LCM’s engagement does not constitute any commitment, express or implied, on the part of LCM or of any of its affiliates or any member of the Lazard Group to purchase or place the Securities or to provide any type of financing and that the Placement will be made by LCM on an agency basis (i.e. not underwritten). It is further understood that LCM’s services hereunder shall be subject to, among other things, satisfactory completion of due diligence by LCM, market conditions, the absence of adverse changes to the Company’s business or financial condition, approval of LCM’s internal committee and any other conditions that LCM may deem appropriate for placements of such nature. It is expressly understood and agreed that neither LCM nor any member of the Lazard Group is undertaking to provide any advice relating to legal, actuarial, accounting, tax or other specialist matters. In furtherance thereof, the Company acknowledges and agrees that it has relied and will continue to rely exclusively on the advice of its own legal, tax and accounting advisors for all matters relating to the Placement, and all other matters.

2.	Term

LCM’s engagement shall terminate six (6) months from the date of this Agreement, unless extended in writing by LCM and the Company. Either LCM or the Company may terminate this Agreement at any time on written notice to the other party.  A “Tail Period” shall extend for eighteen (18) months from the date of termination or expiration of this Agreement.

3.	Fees

The Company agrees to pay LCM as compensation for its services under this engagement the following fees:

a.
Placement Fee. A placement fee (the “Placement Fee”) payable at each closing of a Placement equal to cash in an amount equal to the greater of (a) 4.0% of the gross proceeds of the Securities sold in the Placement and (b)

Evergreen Energy Inc.
January 25, 2011

$650,000.    It is acknowledged and agreed that the Company may Clarus Securities Inc. and Crosby (Hong Kong) Limited to act as financial advisors to the Company with respect to certain matters relating to investments in the Company by non-U.S. persons in connection with the Placement (the “Advisors”).  In no event shall any fees paid to the Advisors reduce or otherwise affect the Placement Fee to be paid to LCM.

The Company shall also pay LCM a Placement Fee, if Securities are sold by the Company through a placement other than an underwritten public offering during the Tail Period; provided, however, that if the Company has completed a Placement and paid LCM the Placement Fee and, during the period LCM is retained by the Company or during the Tail Period, the Company or any of its affiliates proposes to effect any additional private placement of debt, equity-linked or equity securities or other interests of, or other privately placed, issued or arranged financing, then the terms, conditions and fees of such placement shall be determined in accordance with Section 11 of this Agreement.

It is agreed that no Placement Fee shall be payable to LCM in connection with (i) the sale by the Company of up to $2,000,000 of gross proceeds of the Company’s common stock to holders of the 2007 Notes in connection with the 2007 Notes Negotiations,  (ii) any placement of the Company’s common stock to holders of the 2007 Notes solely in exchange for the surrender of the 2007 Notes in connection with the 2007 Notes Negotiations and (iii) the sale by the Company of up to $15,000,000 of gross proceeds of the Company’s Securities in a private placement marketed and placed solely to investors in Canada by Clarus Securities Inc. as placement agent in a transaction separate from a Placement ((i), (ii) and (iii), the “Excluded Placements”).

A Placement may be consummated in one or a series of closings. The Company acknowledges that at each closing of the Placement, simultaneously with the receipt by the Company of the gross proceeds of the Securities sold in the Placement at such closing, the Company shall, or at its option, shall cause the investors purchasing the Securities to, wire to LCM (pursuant to wire transfer instructions to be given by LCM) the cash portion of the Placement Fee (calculated on the gross proceeds received at such closing) and any outstanding expenses set forth in Section 4 (to the extent such expenses have been incurred prior to closing); it being understood that if the investors have placed the gross proceeds to be received by the Company in an escrow account, the Company shall cause the escrow agent to wire to LCM its fees and expenses simultaneously with the wire to the Company

4.	Expenses

Regardless of whether the Placement is consummated, and in addition to the compensation described in Section 3, the Company shall, upon request and from time to time reimburse LCM for travel and all other reasonable expenses (including

Evergreen Energy Inc.
January 25, 2011

the reasonable fees and disbursements of LCM’s counsel, if any) incurred in connection with the engagement; provided, however, that such reimbursable expenses shall not exceed in the aggregate $50,000 without the Company’s consent, which consent shall not be unreasonably withheld. The Company understands that once the investors have been identified, customarily counsel for all of the investors will be appointed at the Company’s expense, and that the fees and expenses of such counsel will not be considered for purposes of the cap set forth in the preceding sentence. All payments to be made by the Company pursuant to this Agreement shall be made in cash promptly after receipt of invoice therefor.

5.	Information

In connection with LCM’s activities on the Company’s behalf, the Company will furnish LCM with all information and data concerning the Company and the Placement (the “Information”) that we deem appropriate, and will provide us with reasonable access to the Company’s officers, directors, employees, independent accountants, legal counsel and other advisors.

The Company represents and warrants that any Offering Materials and all Information made available to us or prospective investors by or on behalf of the Company will, at all times during the period of our engagement hereunder, be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances under which such statements are made.  The Company acknowledges and agrees that in rendering its services hereunder, LCM will be using and relying on any Offering Materials, the Information and information available from public sources (including, without limitation, the Company’s filings with the Securities and Exchange Commission) and other sources deemed reliable by us, in each case, without independent verification thereof by us or independent appraisal by us of any of the Company’s assets or liabilities.  The Company agrees to notify LCM promptly (x) if any such Information or Offering Materials becomes inaccurate, incomplete or misleading in any material respect, (y) if the Information or Offering Materials need to be updated to be accurate in all material respects and (z) of any material adverse change, or development that may lead to any material adverse change, in its business, properties, operations, financial condition or prospects; and, if any such Information or Offering Material needs to be so updated, the Company will do so promptly.

The Company further agrees that the agreements providing for the purchase and sale of the Securities (the “Transaction Agreements”) will contain representations of each investor that such person has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Securities, and no statement or printed material which is contrary to the Offering Materials, if any, and the Company’s filings with the Securities and Exchange Commission has been made or given to the investor by or on behalf of the

Evergreen Energy Inc.
January 25, 2011

Company, the investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, including, without limitation, LCM, except for the statements, representations and warranties made by the Company and contained in the Purchase Agreement.  In addition, any representations, warranties or agreements made or given by the Company to any investor and by any investor to the Company shall also extend to and for the benefit of LCM as the placement agent.  The Company will perform the covenants set forth in any purchase and sale agreement.

Notwithstanding anything herein to the contrary, the Company understands and agrees that it is expected that the Securities will be marketed solely on the basis of publicly available information.  The Company will not provide any potential investor with any material, non-public information about it unless the investor first enters into a confidentiality and lock-up agreement. Any such agreement will be terminable by the Company after the material, non-public information has been disclosed to the public in accordance with applicable securities laws.

6.	Compliance with Law

The Company has not taken, and will not take, any action, directly or indirectly, that may cause the Placement to fail to be entitled to exemption from registration under the U.S. federal securities laws, or applicable state securities or “blue sky” laws. The Company shall be responsible for any filings, applications or registrations with any governmental or regulatory body, including, without limitation, those associated with any sales pursuant to Regulation D under the 1933 Act and “blue sky” laws and the costs and expenses associated with such filings, applications or registrations.

Neither the Company nor any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

It is understood that the Company intends the Placement to take the form of a private investments in public equity (“PIPE”) transaction. Accordingly, if the Placement takes such form, then the Transaction Agreements will provide that (a) the Company covenants and agrees to prepare and file with the SEC, within a reasonable period of time after the closing of the Placement, a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the 1933 Act registering the resale from time to time by holders thereof of all of the Securities or the shares underlying the Securities, as the case may be (the “Registration”), and (b) the Company promptly (i) notifies the applicable market on which the Company’s securities are listed (the “Trading Market”) that it intends to offer and sell the Securities as contemplated and (ii) qualifies the Securities or the shares underlying the Securities, as the case may be, for listing on the Trading Market, in each case in accordance with the rules and regulations of the

Evergreen Energy Inc.
January 25, 2011

Trading Market and the Company’s listing agreement with that organization. The Transaction Agreements shall state that (a) the Registration shall be on a Form S-3 or Form S-1 or another appropriate form permitting registration of the Securities for resale by such holders in the manner or manners designated by them and (b) the Company shall use its best efforts to cause the Registration to become effective under the 1933 Act as promptly as is practicable and to keep the Registration continuously effective under the 1933 Act for a period of two (2) years.  Furthermore, the Company will comply with Securities and Exchange Commission Regulation Fair Disclosure (Reg FD).

The Company agrees that during the term of this Agreement the Company will not, and will not permit its representatives to (except in connection with the Excluded Placements), contact or solicit institutions, corporations or other persons or entities as investors in a private placement of equity or equity linked or other securities of the Company or any affiliate.  In addition, except for the Excluded Placements, no offers or sales of any securities of the same or similar class of securities will be made by or on behalf of the Company during the six-month period after the completion of the offering of the Placement except in compliance with the registration requirements of the 1933 Act, or an exemption therefrom.

7.	Closing Matters

The Company will cause to be furnished to LCM and the purchasers of the Securities, on the closing date of the Placement, a copy of the closing documents with respect to the Placement, and copies of such opinions of counsel and such other documents, letters, certificates and opinions as LCM or the purchasers may reasonably request in form and substance reasonably satisfactory to LCM and its counsel and the purchasers and their counsel. To the extent the Company’s counsel shall deliver a legal opinion in connection with the Placement to the purchasers of the Securities, such opinion shall also be addressed to LCM and be in form and substance satisfactory to the purchasers of the Securities and LCM.  Among other things, the opinion of counsel to the Company will include an opinion indicating that the offering and sale of the Securities are not required to be registered under the 1933 Act.

8.	Disclosure

Any financial advice, written or oral, rendered pursuant to this Agreement is intended solely for the benefit and use of senior management and the Board of Directors of the Company (in their capacities as such) in considering the matters to which this Agreement relates.  The Company agrees that, notwithstanding any termination or expiration of this Agreement, such advice and the terms of this Agreement may not be disclosed publicly or made available to third parties without the prior written consent of LCM.

Evergreen Energy Inc.
January 25, 2011

9.	No Third Party Beneficiaries

This Agreement will inure to the benefit of and be binding upon the Company and LCM and the other Indemnified Persons (as defined in the Indemnification Letter).  The Company acknowledges that this Agreement contemplates that LCM will serve as lead placement agent to the Company and that neither LCM nor any member of the Lazard Group has been retained to act as an advisor to or agent of any other person in connection with the Placement.

10.	Independent Contractor

In performing any services pursuant to this Agreement, LCM shall be an independent contractor to the Company, and nothing herein is intended to confer any rights or remedies as against LCM or any member of the Lazard Group upon any person (including the employees, creditors, management, Board of Directors and securityholders of the Company) other than the Company.  In addition, it is understood and agreed that this Agreement does not create a fiduciary relationship between LCM or any member of the Lazard Group and any person, including the Company, its employees, its creditors, its management, its Board of Directors and its securityholders.

11.	Right of First Offer

If, during the period LCM is retained by the Company or during the Tail Period, the Company or any of its affiliates proposes to effect (a) any private placement of debt, equity-linked or equity securities or other interests of, or other privately placed, issued or arranged financing (other than a Placement or the Excluded Placements) or (b) any material corporate transaction not contemplated in clause (a) of this sentence for which the Company or relevant affiliate proposes to retain a financial advisor or placement agent, the Company agrees to offer to engage Lazard Frères & Co. LLC (“Lazard”) (or, at Lazard’s option, another member of the Lazard Group (as defined below) or LCM) as the Company’s or, as applicable, its affiliate’s sole financial advisor or lead placement agent, as the case may be, in connection therewith.  In addition, if during the period LCM is retained by the Company or during the Tail Period, the Company or any of its affiliates proposes to effect any public, Rule 144A or similar offering, issuance or placement of debt, equity-linked or equity securities or other interests (other than a Placement or the Excluded Placements), the Company agrees to offer to engage LCM (or, at Lazard’s option, a member of the Lazard Group) as lead managing underwriter, initial purchaser or placement agent, as the case may be, in connection therewith.  In each case, such retention shall be subject to the Lazard Group or LCM’s agreement to so act and on terms, conditions and fees that are competitive with other similarly-situated investment banking institutions and customary to the Lazard Group or LCM, as applicable, for similar transactions; provided, however, that (i) with respect to the fees to be paid in connection with such retention, the Company may require the Lazard Group or LCM to provide the Company with publicly disclosed fees paid to Lazard Group or LCM in connection with similar

Evergreen Energy Inc.
January 25, 2011

then-recent transactions and (ii) for the avoidance of any doubt, the terms of such retention shall only include a right of first offer if agreed to by both parties at the time of such retention. The terms of such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by LCM, market conditions, the absence of adverse changes to the Company’s business or financial condition, approval of any Lazard Group or LCM internal committee and any other conditions that the Lazard Group or LCM may deem appropriate for transactions of such nature.  For the avoidance of doubt, the obligations of the Company pursuant to this Section 11 are in addition to the Company’s obligations with respect to a Placement.

12.	Lazard Group and LCM

In carrying out services hereunder, LCM may, as it considers appropriate, draw upon the resources of and involve as agent its affiliates and Lazard and other members of the Lazard Group and each such entity shall be afforded all of the benefits hereunder and pursuant to the Indemnification Letter.  In this Agreement, “Lazard Group” means Lazard Group LLC and its direct and indirect subsidiaries and affiliates.

13.	Indemnification

Simultaneously herewith, the parties hereto are entering into an indemnification letter (the “Indemnification Letter”) in the form attached hereto.  The Indemnification Letter shall survive any termination or expiration of this Agreement.

14.	Publicity

The Company acknowledges that upon completion of the Placement, LCM may, at its own expense, place an announcement in such newspapers and periodicals as it may choose, stating that LCM has acted as lead placement agent to the Company in connection with such Placement.

15.	Amendments and Successors

This Agreement may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without the prior written consent of the Company and LCM. The provisions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company and LCM.

16.	Entire Agreement

This Agreement and the Indemnification Letter constitute the entire agreement between LCM and the Company with respect to the matters set forth herein and supersede all prior and contemporaneous discussions, agreements and understandings with respect to the matters covered herein and therein.

Evergreen Energy Inc.
January 25, 2011

17.	No Brokers; Due Authorization; No Conflicts

The Company acknowledges,agrees, represents and warrants that there are no brokers, agents, representatives or other parties that have an interest in compensation paid or payable to LCM hereunder.  No fee payable to any other person, by the Company or any other person or entity in connection with the subject matter of this engagement, shall reduce or otherwise affect any fee payable hereunder.  Without limiting the foregoing, the Company acknowledges, agrees, represents and warrants that, except as expressly provided in Section 3 of this Agreement with respect to the Advisors, no brokers, agents, representatives or other parties (i) are engaged or will be engaged by the Company to act as placement agents in connection with a Placement or to render any other financial advisory or investment banking services in connection therewith or (ii) are entitled to any fees from the Company in connection with a Placement.

The Company represents and warrants that it has the full right, power and authority to enter into this Agreement and to perform and to discharge its obligations hereunder and that this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

The Company represents and warrants that the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a material default under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to any agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject.

Evergreen Energy Inc.
January 25, 2011

18.	Termination & Expiration

Upon termination or expiration, this Agreement shall have no further force or effect, except that the obligations in Sections 3, 4, 8, 9, 10, 11, 12, 13, 15, 16 and 19 shall survive any such termination or expiration of this Agreement.  Additionally, the representations and warranties of the Company contained in Section 17 shall survive any termination or expiration of this Agreement.

19.	Governing Law and Jurisdiction

This Agreement and any claim related directly or indirectly to this Agreement (including any claim concerning advice provided pursuant to this Agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof).  No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of the parties hereby submits to the jurisdiction of such courts.  The Company hereby waives on behalf of itself and its successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding.  The Company waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of the engagement of LCM pursuant to, or the performance by LCM of the services contemplated by, this Agreement.

[Remainder of page left intentionally blank]

Evergreen Energy Inc.
January 25, 2011

We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with the Company’s understanding by signing and returning to us the enclosed duplicate of this letter, which shall thereupon constitute a binding agreement.

Very truly yours,

LAZARD CAPITAL MARKETS LLC

By:  /s/ William Buchanan
           William Buchanan
           Managing Director

Acknowledged by:

LAZARD FRERES & CO. LLC

By:  /s/ Richard E. Gormley
           Richard E. Gormley
           Managing Director

Evergreen Energy Inc.
January 25, 2011

Agreed as of the date hereof

EVERGREEN ENERGY INC.

By:  /s/  Tom Stoner
           Tom Stoner
           CEO

Lazard Capital Markets LLC
30 Rockefeller Plaza
New York, New York 10020

CONFIDENTIAL

January 25, 2011

Evergreen Energy Inc.
1225 17th Street, Suite 1300
Denver, Colorado
Attention: Tom Stoner, CEO

Ladies and Gentlemen:

           In connection with our engagement to advise and assist Evergreen Energy Inc. (hereinafter, “you”) with the matters set forth in the engagement letter of even date herewith, you and we are entering into this letter agreement.  It is understood and agreed that in the event that Lazard Capital Markets LLC, Lazard Frères & Co. LLC or any of their respective affiliates, or any of the respective directors, officers, members, employees, agents or controlling persons, if any, of Lazard Capital Markets LLC, Lazard Frères & Co. LLC and their respective affiliates (each of the foregoing, including Lazard Capital Markets LLC and Lazard Frères & Co. LLC, being an “Indemnified Person”) become involved in any capacity in any action, claim, proceeding or investigation brought or threatened by or against any person, including your securityholders, related to, arising out of or in connection with our engagement (including, without limitation and for the avoidance of doubt, any action, claim proceeding or investigation arising out of or in connection with the breach or alleged breach by you of the representations and warranties contained in Section 17 of the engagement letter of even date herewith), you will promptly reimburse each such Indemnified Person for its legal and other expenses (including the cost of any investigation and preparation) as and when they are incurred in connection therewith.  You will indemnify and hold harmless each Indemnified Person from and against any losses, claims, damages, liabilities or expense to which any Indemnified Person may become subject under any applicable federal or state law, or otherwise, related to, arising out of or in connection with our engagement (including, without limitation and for the avoidance of doubt, any action, claim proceeding or investigation arising out of or in connection with the breach or alleged breach by you of the representations and warranties contained in Section 17 of the engagement letter of even date herewith), whether or not any pending or threatened action, claim, proceeding or investigation giving rise to such losses, claims, damages, liabilities or expense is initiated or brought by or on your behalf and whether or not in connection with any action, proceeding or investigation in which you or such

Indemnified Persons are a party, except to the extent that any such loss, claim, damage, liability or expense is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person’s bad faith or gross negligence.  You also agree that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to you or your securityholders or creditors related to, arising out of or in connection with our engagement except to the extent that any loss, claim, damage or liability is found by a court of competent jurisdiction in a judgment which has become final in that it is no longer subject to appeal or review to have resulted primarily from such Indemnified Person’s bad faith or gross negligence.  If multiple claims are brought against an Indemnified Person in an arbitration related to, arising out of or in connection with our engagement, with respect to at least one of which such claims indemnification is permitted under applicable law, you agree that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for hereunder, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available.

           If for any reason the foregoing indemnification is held unenforceable (other than due to a failure to meet the standard of care set forth above), then you shall contribute to the loss, claim, damage, liability or expense for which such indemnification is held unenforceable in such proportion as is appropriate to reflect the relative benefits received, or sought to be received, by you and your securityholders and creditors on the one hand and the party entitled to contribution on the other hand in the matters contemplated by our engagement as well as the relative fault of yourselves and such party with respect to such loss, claim, damage, liability or expense and any other relevant equitable considerations.  You agree that for the purposes hereof the relative benefits received, or sought to be received, by you and your securityholders and creditors and such party shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received by you and your securityholders and creditors, as the case may be, pursuant to the transaction (whether or not consummated) for which we have been engaged to perform investment banking services bears to (ii) the fees paid or proposed to be paid to us in connection with such engagement; provided, however, that, to the extent permitted by applicable law, in no event shall we or any other Indemnified Person be required to contribute an aggregate amount in excess of the aggregate fees actually paid to us for such investment banking services.  Your reimbursement, indemnity and contribution obligations under this letter shall be in addition to any liability which you may otherwise have, shall not be limited by any rights we or any other Indemnified Person may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of yourselves, ourselves, and any other Indemnified Persons.

           You agree that, without our prior written consent (which will not be unreasonably withheld), you will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action, or proceeding or investigation in respect of which indemnification or contribution could be sought hereunder (whether or not we or any other Indemnified Persons are an actual or potential party to such claim, action or proceeding or investigation), unless such settlement, compromise or consent includes an unconditional release of each Indemnified Person from all liability arising out of such claim, action or proceeding or investigation and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.  No waiver, amendment or other modification of this agreement shall be effective unless in writing and signed by each party to be bound thereby.  This agreement and any claim related directly or indirectly to this agreement (including any claim concerning advice provided pursuant to this agreement) shall be governed and construed in accordance with the laws of the State of New York (without giving regard to the conflicts of law provisions thereof).  No such claim shall be commenced, prosecuted or continued in any forum other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, and each of us hereby submits to the jurisdiction of such courts.  You hereby waive on behalf of yourself and your successors and assigns any and all right to argue that the choice of forum provision is or has become unreasonable in any legal proceeding.  You (on your own behalf and, to the extent permitted by applicable law, on behalf of your securityholders and creditors) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) related to or arising out of or in connection with our engagement.  This agreement shall remain in effect indefinitely, notwithstanding any termination or expiration of our engagement.

Very truly yours,

LAZARD CAPITAL MARKETS LLC

By /s/ William Buchanan
William Buchanan
Managing Director

Acknowledged by:

LAZARD FRERES & CO. LLC

By /s/ Richard E. Gormley
Richard E. Gormley
Managing Director

AGREED TO AND ACCEPTED
as of the date first above written:

EVERGREEN ENERGY INC.

By /s/ Tom Stoner
           Tom Stoner
           CEO